EXHIBIT 23.2



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






ASA International Ltd.
Framingham, Massachusetts




We hereby consent to the incorporation by ASA International Ltd. of our report dated February 15, 2000, relating to the financial statements of ASA Italy S.r.l. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                                   /s/ Deloitte & Touche, LLP

                                   Deloitte & Touche, LLP





Treviso, Italy
March 30, 2000


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